Exhibit 10.8
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
AMENDMENT NO. 2 TO
AGREEMENT
THIS AMENDMENT NO. 2 TO AGREEMENT (this “Amendment”) is made effective as of the 18th day of January, 2008, between IDEXX Europe B.V., a company organized under the law of The Netherlands whose principal place of business is at Koolhovenlaan 20, 1119 NE - Schiphol-Rijk, The Netherlands (“IDEXX”) and Ortho-Clinical Diagnostics, Inc., a New York corporation with offices at 100 Indigo Creek Drive, Rochester, New York, U.S.A. (“OCD”).
WHEREAS, OCD and IDEXX have entered into that certain Agreement dated as of October 17, 2003, as amended by Amendment No. 1 thereto effective January 1, 2005 (as so amended, the “Agreement”), regarding supply by OCD of dry slides for IDEXX veterinary chemistry analyzers; and
WHEREAS, OCD and IDEXX now desire to extend the term of the Agreement and to make certain other amendments as set forth herein below.
NOW THEREFORE, the parties hereby agree as follows:
1. Capitalized terms used in this Amendment, which are not otherwise defined, have the respective meanings ascribed to them in the Agreement.
2. The date on which the provisions of Section 9.02 shall terminate with respect to VETTEST slides for the VETTEST Analyzer shall be the [**] anniversary of the date of this Amendment.
3. Section 18.01 is amended by deleting the same in its entirety and substituting therefor the following provision: “Subject to the terms and conditions set forth herein, the term (the “Term”) of the Agreement shall be the period from the Commencement Date until December 31, 2025.”
4. In the event of any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall control. Except as modified by this Amendment, all provisions of the Agreement shall continue in full force and effect.
[signatures appear on following page]

IN WITNESS WHEREOF and intending to be legally bound, the parties hereto have caused this Amendment No. 2 to be duly executed in duplicate by their respective authorized representatives as of the day and year first written above.

ORTHO-CLINICAL DIAGNOSTICS, INC.		IDEXX EUROPE B.V.

By:	/s/ Tony Zezzo	By:	/s/ Conan R. Deady

	Name: Tony Zezzo		Name: Conan R. Deady
	Title: V.P. Americas		Title: Director

The foregoing Amendment No. 2 to the Agreement dated as of October 17, 2003 between IDEXX Europe B.V. and Ortho-Clinical Diagnostics, Inc. is hereby consented to and acknowledged by:

IDEXX LABORATORIES, INC.,
solely as guarantor pursuant to
Section 30 of the Agreement

By:	/s/ Jonathan W. Ayers
	Name:	Jonathan W. Ayers
	Title:	President and CEO